EXHIBIT 10.1
                                                                    ------------



                            STOCK PURCHASE AGREEMENT



                                  by and among



                     THOMAS PHARMACEUTICAL ACQUISITION CORP.



                                   "PURCHASER"



                                       AND



                          THOMAS PHARMACEUTICALS, LTD.



                                    "COMPANY"



                                       And



                                  IVOICE, INC.



                                    "SELLER"



                              DATED AUGUST 7, 2006

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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT, dated as of August 7, 2006, is made and entered into by and among Thomas Pharmaceuticals Ltd. (the "Company"),Thomas Pharmaceutical Acquisition Corp. (the "Purchaser"), and iVoice, Inc. (the "Seller"). The Purchaser, the Company, and the Seller are sometimes individually referred to herein as a "Party" and collectively as the "Parties."

                                    RECITALS:

         WHEREAS, the Company is engaged in the pharmaceutical business;

         WHEREAS, the Seller owns the following securities of Thomas Pharmaceuticals, Ltd., a New Jersey corporation (hereinafter the "Securities"):
100 shares of Class A Common Stock, 550 shares of Series B Convertible Preferred Stock, $360,000 of 10% Securied Convertible Debentures issued January 6, 2006, $100,000 of Administrative Service Convertible Debentures due January 1, 2013 issued January 6, 2006, and $225,000 of Secured Convertible Debentures due January 1, 2013 issued April 27, 2006;

         WHEREAS, upon the terms and conditions set forth herein, the Seller proposes to sell to the Purchaser and the Purchaser proposes to purchase from the Seller, all of the Securities;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, each Party hereby agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.1 Certain Definitions. The following terms, as used herein, have the following meanings:

         "Affiliate" of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

         "Agreement" means this Stock Purchase Agreement, as amended from time to time.

         "Assets" means all of the assets, properties and rights of the Company, whether real, personal or mixed, whether tangible or intangible, and wherever situated, in existence on the date hereof and any additions thereto on or before the Closing Date.

         "Business Day" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of New York, New York.

         "Business" means the present business as operated by the Company on the date hereof.

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         "Closing" means the consummation of the purchase and sale of the
Securities, as set forth in this Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the United States Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether codified or not). Any reference herein to a specified provision of the Code shall be deemed to include a reference to any successor provision thereof.

         "Company Ancillary Documents" means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by the Company in connection with the transactions contemplated hereby.

         "Confidential Information" means any data or information concerning the Company (including trade secrets), without regard to form, regarding (for example and including, but not limited to) (a) business process models; (b) proprietary software; (c) research, development, products, services, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, Contracts, suppliers, customers, and customer lists; (d) the identity, skills and compensation of employees, contractors, and consultants;
(e) specialized training; and (f) discoveries, developments, trade secrets, processes, formulas, data, lists, and all other works of authorship, mask works, ideas, concepts, know-how, designs, and techniques, whether or not any of the foregoing is or are patentable, copyrightable, or registrable under any intellectual property Laws or industrial property Laws in the United States or elsewhere. Notwithstanding the foregoing, no data or information constitutes "Confidential Information" if such data or information is publicly known and in the public domain through means that do not involve a breach of any covenant or obligation set forth in this Agreement.

         "Contract" means any contract, sub-contract, agreement, lease, license, commitment, sale and purchase order, note, loan agreement or any other instrument, arrangement, or understanding of any kind, whether written or oral, and whether express or implied.

         "Control" means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise.

         "Customer" means a customer of the Company that paid the Company in the aggregate more than $25,000 during the six (6)-month period ended June 30, 2006.

         "GAAP" means generally accepted accounting principles as applied in the United States.

         "Governmental Entity" means any (i) nation, state, commonwealth, county, city, town, village, district, or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, or other government, (iii) federal, state, local or foreign governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court or tribunal), (iv) multi-national or supra-national organization or body, (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, including any court or arbitrator, (vi) self-regulatory organization or
(vii) official of any of the foregoing.

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         "Intellectual Property" means any or all of the following and all rights, arising out of or associated therewith: (a) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, proprietary information, know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing throughout the world; (c) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (d) all industrial designs and any registrations and applications therefor throughout the world; (e) all internet uniform resource locators, domain names, trade names, logos, slogans, designs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (f) all databases and data collections and all rights therein throughout the world; (g) all moral and economic rights of authors and inventors, however denominated throughout the world; and (h) any similar or equivalent rights to any of the foregoing anywhere in the world.

         "Knowledge" means all facts known by a Person on the date hereof or on the Closing Date following reasonable inquiry and diligence with respect to the matters at hand.

         "Laws" means all laws, statutes, common law, rules, codes, regulations, restrictions, ordinances, orders, decrees, approvals, directives, judgments, rulings, injunctions, writs, awards and decrees of, or issued or entered by, all Governmental Entities.

         "Licenses" means all notifications, licenses, permits (including environmental, construction and operation permits), franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations issued by any Governmental Entity, and applications therefor.

         "Liens" mean all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

         "Material Adverse Effect" means any state of facts, change, event, effect or occurrence (when taken together with all other states of fact, changes, events, effects or occurrences) that has had or is reasonably likely to have a materially adverse effect on the financial condition, results of operations, prospects, properties, assets or liabilities (including contingent liabilities) of the Company. A Material Adverse Effect shall also include any state of facts, change, event or occurrence that shall have occurred or been threatened that (when taken together with all other states of facts, changes, events, effects or occurrences that have occurred or been threatened) has prevented or materially delayed, or would be reasonably likely to prevent or materially delay, the performance by any Party of their obligations hereunder or the consummation of the transactions contemplated hereby.

         "Noncompete Period" means the period beginning on the Closing Date and continuing for a period of five (5) years from the Closing Date.

         "Permitted Liens" means (a) Liens for Taxes not yet due and payable,
(b) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent and (c) in the case of the Real

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Property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (i) interfere in any material respect with the present use of or occupancy of the affected parcel by the Company, (ii) have more than an immaterial effect on the value thereof or its use, or (iii) would impair the ability of such parcel to be sold for its present use.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or Governmental Entity.

         "Purchaser Ancillary Documents" means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by the Purchaser in connection with the transactions contemplated hereby.

         "Registered Intellectual Property" means all United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and service marks, applications to register trademarks and service marks, intent-to-use applications, or other registrations or applications related to trademarks and service marks; (c) registered copyrights and applications for copyright registration; (d) domain name registrations; and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded with any Governmental Entity.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller Ancillary Documents" means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by the Company, Seller or any Affiliate of the Seller in connection with the transactions contemplated hereby.

         "Supplier" means any supplier of goods or services to the Company to which the Company paid in the aggregate more than $100,000 during the six
(6)-month period ended June 30, 2006.

         "Taxes" means all taxes, assessments, charges, duties, fees, levies and other charges of a Governmental Entity, including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, value-added and all other taxes of any kind for which the Company or the Purchaser may have any liability imposed by any Governmental Entity, whether disputed or not, and any related charges, interest or penalties imposed by any Governmental Entity.

         "Tax Return" means any report, return, declaration or other information, in whatever form or medium, required to be supplied to a Governmental Entity in connection with Taxes, including estimated returns and reports of every kind with respect to Taxes.

         "Termination Date" means the date prior to the Closing when this Agreement is terminated in accordance with Article X.

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                  Section 1.2   Accounting Terms. All accounting terms not
         specifically defined herein shall be construed in accordance with GAAP.


                                   ARTICLE II
                                PURCHASE AND SALE

                  Section 2.1 Agreement to Purchase and Sell. Subject to the terms and conditions hereof, at the Closing, the Seller shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase and acquire from the Seller, all right, title and interest of in and to the Securities, free and clear of all Liens.


                                   ARTICLE III
                           PURCHASE PRICE; ADJUSTMENTS

                  Section 3.1 Purchase Price. The aggregate amount to be paid for the Securities shall be $1,235,100 plus twenty-five (25%) percent thereof, plus interest and dividends accrued under the terms of such Securities through the Closing Date (the "Purchase Price").

                  Section 3.2 Payment of Purchase Price and Delivery of the Securities.

         (a) On the Closing Date, the Purchaser shall pay the Purchase Price to the Seller.

         (b) All payments required under this Section 3.2 or any other provision hereof shall be made in cash by wire transfer of next day available funds to such bank account as shall be designated in writing by Seller, or as otherwise agreed by the Parties.

         (c) On the Closing Date the Seller shall deliver certificates representing the Securities to the Purchaser together with such instruments as are customary for the lawful and proper negotiation of the same.


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                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  Section 4.1   Organization; Share Ownership.

         (a) The Seller is a corporation duly formed and validly existing under the Laws of the State of New Jersey and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         (b) The Seller has good title to, and is the record holder and beneficial owner of, the Securities, free and clear of any Liens, and such Securities are validly issued, fully paid and nonassessable and in the case of debentures valid and enforceable obligations of the Company. The Seller is not bound by any agreement affecting or relating to its right to transfer or vote the Securities.

                  Section 4.2 Authorization. The Seller has full corporate power and authority to execute and deliver this Agreement and the Seller Ancillary Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Seller Ancillary Documents by the Seller and the performance by the Seller of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been, and the Seller Ancillary Documents shall be as of the Closing Date, duly executed and delivered by the Seller and do or shall, as the case may be, constitute the valid and binding agreements of the Seller, enforceable against the Seller in accordance with their respective terms.

                  Section 4.3 Absence of Restrictions and Conflicts. The execution, delivery and performance by the Seller of this Agreement and the Seller Ancillary Documents, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the terms and conditions hereof and thereof do not or shall not (as the case may be), with the passing of time or the giving of notice or both, (a) contravene or conflict with any term or provision of the articles of incorporation or bylaws of the Seller, (b) violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel any Contract to which the Seller is a party, (c) contravene or conflict with any judgment, decree or order of any Governmental Entity to which the Seller is a party or by which the Seller or any of its properties are bound, or (d) contravene or conflict with any Law or arbitration award applicable to the Seller.

                  Section 4.4 Required Consents. Schedule 4.4 sets forth each action, consent, approval, notification, waiver, authorization, order or filing (each, a "Required Consent" and collectively, the "Required Consents") under any Law,

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         License or other Contract to which the Seller is a party that is necessary with respect to the execution, delivery and performance of this Agreement or the Seller Ancillary Documents in order to avoid a breach or violation of, or giving rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit under any such Law, License or Contract to which the Seller is a party. Except as set forth on Schedule 4.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to the Seller in connection with the execution, delivery or performance of this Agreement or the Seller Ancillary Documents.

                  Section 4.5 Legal Proceeding. There are no suits, actions, claims, proceedings or investigations pending or, to the Knowledge of the Seller, threatened against, relating to or involving the Seller which would reasonably be expected to adversely affect the Seller's ability to consummate the transactions contemplated by this Agreement or any Seller Ancillary Document.

                  Section 4.6 Knowledge of Seller. Seller has no Knowledge that any representation or warranty set forth by the Company in Section
         5.3 Article V of the Agreement contains any untrue statement of any material fact or any omission to state any material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading.


                                    ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

         The Company represents and warrants to the Purchaser as follows as of the date hereof and the Closing Date:

                  Section 5.1 Organization. The Company is a corporation duly formed and validly existing under the Laws of the State of New Jersey and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or registered as a foreign corporation to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration.

                  Section 5.2 Authorization. At the Closing Date the Company will have full corporate power and authority to execute and deliver this Agreement and the Company Ancillary Documents and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Ancillary Documents by the Company and the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein at the Closing Date, will have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement and the Company Ancillary Documents shall be as of the Closing Date, duly executed and

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         delivered by the Company and do or shall, as the case may be, constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

                  Section 5.3 Balance Sheet. Schedule 5.3 contains the unaudited balance sheet as of June 30, 2006. The balance sheet is in conformity with GAAP and has been prepared from, and are in accordance with, the books and records of the Company, which books and records have been maintained on a basis consistent with the past practice of the Company. The balance sheet fairly presents the financial position of the Company as of the date of such balance sheet. Since December 31, 2005, there has been no change in any accounting (or tax accounting) policy, practice or procedure of the Company. The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and (iii) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.


                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser hereby represents and warrants to the Company and the Seller as follows:

                  Section 6.1 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  Section 6.2 Authorization. The Purchaser has full corporate power and authority to execute and deliver this Agreement and the Purchaser Ancillary Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Purchaser Ancillary Documents by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been and, as of the Closing Date, the Purchaser Ancillary Documents shall be, duly executed and delivered by the Purchaser and do or shall, as the case may be, constitute the valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

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                  Section 6.3   Absence of Restrictions and Conflicts. The
         execution, delivery and performance of this Agreement and the Purchaser Ancillary Documents, the consummation of the transactions contemplated hereby and thereby and the fulfillment of, and compliance with, the terms and conditions hereof and thereof do not or shall not (as the case may be), with the passing of time or the giving of notice or both,
         (a) contravene or conflict with any term or provision of the charter documents of the Purchaser, (b) violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel any Contract to which the Purchaser is a party, (c) contravene or conflict with any judgment, decree or order of any Governmental Entity to which the Purchaser is a party or by which the Purchaser is bound or (d) contravene or conflict with any statute, Law, rule or regulation applicable to the Purchaser. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to the Purchaser in connection with the execution, delivery or performance of this Agreement or the Purchaser Ancillary Documents or the consummation of the transactions contemplated hereby or thereby.


                                   ARTICLE VII
                        CERTAIN COVENANTS AND AGREEMENTS

                  Section 7.1 Conduct of Business by the Company. For the period commencing on the date hereof and ending on the Closing Date, the Company shall, except as expressly required hereby and except as otherwise consented to in advance in writing by the Purchaser, conduct the Business in the ordinary course consistent with past practice and shall, except as expressly required hereby and except as otherwise consented to in advance in writing by the Purchaser:

         (a) use its commercially reasonable efforts to preserve intact the goodwill and business organization of the Company, keep the officers and employees of the Company available to the Purchaser and preserve the relationships and goodwill of the Company with customers, distributors, suppliers, employees and other Persons having business relations with the Company;

         (b) maintain its existence and good standing in its jurisdiction of organization and in each jurisdiction listed on Schedule 5.1(a);

         (c) comply with all applicable Laws;

         (d) maintain in existing condition and repair (ordinary wear and tear excepted), consistent with past practices, all buildings, offices, shops and other structures located on the Real Property, and all equipment, fixtures and other tangible personal property located on the Real Property;

         (e) not authorize for issuance or issue and deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock,

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or issue or grant any right, option or other commitment for the issuance of shares of its capital stock or of such securities, or split, combine or reclassify any shares of its capital stock;

         (f) not amend or modify its articles of incorporation or bylaws;

         (g) not declare any dividend, pay or set aside for payment any dividend or other distribution or make any payment to any shareholder, officer or director or any Person with whom any such shareholder, officer or director has any direct or indirect relation, other than the payment of salaries in the ordinary course of business and consistent with past practice;

         (h) not create any subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business or entity;

         (i) not dispose of or permit to lapse any ownership and/or right to the use of any patent, trademark, trade name, service mark, license or copyright of the Company (including any of the Company Intellectual Property), or dispose of or disclose to any Person, any Confidential Information;

         (j) protect, defend and maintain the ownership, validity and registration of the Company Intellectual Property, and not allow any of the Registered Intellectual Property to be abandoned, forfeited, cancelled, expunged and/or dedicated to the public;

         (k) not (i) create, incur or assume any indebtedness, (ii) grant, create, incur or suffer to exist any Lien on the Assets that did not exist on the date hereof, (iii) write-down the value of any asset or investment on the books or records of the Company, except for depreciation and amortization in the ordinary course of business and consistent with past practice, (iv) cancel any debt or waive any claim or right, (v) make any commitment for any capital expenditure to be made on or following the date hereof in excess of $10,000 in the case of any single expenditure or $20,000 in the case of all capital expenditures, (vi) enter into any Contract which cannot be cancelled by the Company on notice of not longer than thirty (30) days and without liability or penalty of any kind, (vii)enter into any Contract which imposes, or purports to impose, any obligations or restrictions on any of its Affiliates, or (viii) settle or compromise any legal proceedings related to or in connection with the Business;

         (l) not (i) increase in any manner the compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its employees, officers, directors or consultants, (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit under any Company Benefit Plan to any of its employees or consultants, whether past or present, except, in each case, in the ordinary course of business to the extent consistent with past practice of the Company; provided, however, that the Company shall not take any action described in this Section 7.1(l) with respect to (i) any manager, officer or director of the Company or (ii) any Person whose annualized compensation is $60,000 or more or whose annual compensation for

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the twelve (12)-month period following the Expiration Date is expected to be
$60,000 or more;

         (m) except as required by Applicable Benefit Laws, not adopt, amend or terminate any Company Benefit Plan or increase the benefits provided under any Company Benefit Plan, or promise or commit to undertake any of the foregoing in the future;

         (n) not enter into a collective bargaining agreement; (o) not enter into any Employment Agreement;

         (p) perform in all material respects all of its obligations under all Company Contracts and Licenses, and not default or suffer to exist any event or condition that with notice or lapse of time or both could constitute a default under any Company Contract or License (except those being contested in good faith);

         (q) not increase any reserves for contingent liabilities (excluding any adjustment to bad debt reserves in the ordinary course of business consistent with past practice);

         (r) maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to that maintained as of the date hereof by or on behalf of the Company;

         (s) continue to maintain its books and records in accordance with GAAP consistently applied and on a basis consistent with past practice and not make any change in any accounting (or tax accounting) policy, practice or procedure of the Company;

         (t) continue its current cash and inventory management practices; and

         (u) not authorize, or commit or agree to take, any of the foregoing actions, which the Company is required not to take without the Purchaser's prior written consent.

                  Section 7.2 Inspection and Access to Information. During the period commencing on the date hereof and ending on the Closing Date, the Company shall (and shall cause its officers, directors, employees, auditors and agents to) provide the Purchaser and its accountants, investment bankers, counsel, environmental consultants and other authorized representatives full access, during reasonable hours and under reasonable circumstances, to any and all of its premises, employees (including executive officers), properties, contracts, commitments, books, records and other information (including Tax Returns filed and those in preparation) and shall cause its officers to furnish to the Purchaser and its authorized representatives, promptly upon request therefor, any and all financial, technical and operating data and other information pertaining to the Company and the Business and otherwise

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         fully cooperate with the conduct of due diligence by the Purchaser and its representatives.

                  Section 7.3 Notices of Certain Events. The Company shall promptly notify the Purchaser of:

         (a) any fact, condition, change or event that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect or otherwise results in any representation or warranty of the Company or the Seller hereunder being inaccurate in any respect as of the date of such fact, condition, change or event had such representation or warranty been made as of such date;

         (b) any fact, condition, change or event that causes or constitutes a breach of any of the representations or warranties of the Company or the Seller hereunder made as of the date hereof;

         (c) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby;

         (d) any notice or other communication from or to any Governmental Entity in connection with the transactions contemplated hereby;

         (e) any action, suit, claim, investigation or proceeding commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the Company or the Business or that relate to the consummation of the transactions contemplated hereby; and

         (f) (i) the damage or destruction by fire or other casualty of any material Asset or part thereof or (ii) any material Asset or part thereof becoming the subject of any proceeding (or, to the Knowledge of the Company, threatened proceeding) for the taking thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.

         The Company hereby acknowledges that the Purchaser does not and shall not waive any right it may have hereunder solely as a result of such notifications and any notification given pursuant to this Section.

                  Section 7.4 Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions hereof, each Party shall each use its reasonable, good faith efforts to perform its obligations hereunder and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to cause the transactions contemplated herein to be effected as soon as practicable, but in any event on or prior to the Expiration Date, in accordance with the terms hereof and shall cooperate fully with each other Party and its officers, directors, employees, agents, counsel, accountants and other designees in connection with any step required to be taken as a part of its obligations hereunder, including the following:

         (a) Each Party shall promptly make its filings and submissions and shall take all actions necessary, proper or advisable under applicable Laws to obtain any required approval of any Governmental Entity with jurisdiction over the transactions contemplated hereby (except that the Purchaser shall have no obligation to take or consent to the taking of any action required by any such Governmental Entity that could adversely affect the Business, the Assets or the transactions contemplated by this Agreement or the Purchaser Ancillary Documents). The Company shall furnish to the Purchaser all information required for any application or other filing to be made by the Company pursuant to any applicable Law in connection with the transactions contemplated hereby;

         (b) Each Party shall promptly notify the other Parties of (and provide written copies of) any communications from or with any Governmental Entity in connection with the transactions contemplated hereby;

         (c) In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the Parties shall (i) cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding, (ii) in the event an injunction or other order is issued in any such action, suit or other proceeding, use all reasonable efforts to have such injunction or other order lifted, and (iii) cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby; and

         (d) The Company shall give all notices to third parties and use its best efforts (in consultation with the Purchaser) to obtain all third-party consents (i) necessary, proper or advisable to consummate the transactions contemplated hereby, (ii) required to be given or obtained, including the Required Consents or (iii) required to prevent a Material Adverse Effect, whether prior to, on or following the Closing Date.

                  Section 7.5 Transfer Taxes; Expenses. Any Taxes or recording fees payable as a result of the purchase and sale of the Shares or any other action contemplated hereby (other than any federal, state, local or foreign Taxes measured by or based upon income or gains imposed upon the Purchaser) shall be paid by the Purchaser. The Parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications and other documents regarding Taxes and all transfer, recording, registration and other fees that become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or prior to the Closing.

                  Section 7.6   Non-Competition.

         (a) Confidential Information. The Company and the Seller shall hold in confidence at all times following the date hereof all Confidential Information and shall not disclose, publish or make use of Confidential Information at any time following the date hereof without the prior written consent of the Purchaser.

         (b)   Noncompetition.

               (i) The Company and the Seller hereby acknowledge that (A) the Company conducts the Business and/or has current plans to expand the Business throughout the Territory and (B) to protect adequately the interest of the Purchaser in the business and goodwill of the Company, it is essential that any noncompetition covenant with respect thereto cover all of the Business and the entire Territory.

               (ii) The Seller shall not, during the Noncompete Period, in any manner, either directly, indirectly, individually, in partnership, jointly or in conjunction with any Person, (A) engage in the business of providing, distributing or selling within the Territory products or services similar to the Company Services, or (B) have an equity or profit interest in, advise or render services (of an executive, marketing, manufacturing, research and development, administrative, financial, consulting or other nature) or lend money to any Person that provides, distributes or sells within the Territory products or services similar to the Company Products or the Services.

               (iii) Notwithstanding anything to the contrary, the Seller may acquire, through the purchase of capital stock or assets, from an unrelated third party, a business that may compete with the Business of the Company.

         (c) Nonsolicitation. The Seller shall not, during the Noncompete Period, in any manner, directly, indirectly, individually, in partnership, jointly or in conjunction with any Person, except as permitted in Section 7.6(b)(iii) above, (i) (x) recruit or solicit or attempt to recruit or solicit, on any of their behalves or on behalf of any other Person, any employee of the Company or an Affiliate thereof, (y) encourage any Person (other than the Purchaser or one of its Affiliates) to recruit or solicit any employee of the Company or an Affiliate thereof, or (z) otherwise encourage any employee of the Company or an Affiliate thereof to discontinue his or her employment by the Company or one of its Affiliates; (ii) solicit any customer of the Company or an Affiliate thereof who is or has been a customer on or prior to the Closing Date for the purpose of providing, distributing or selling products or services similar to the Company Products or the Services; or (iii) persuade or attempt to persuade any customer or supplier of the Company or any of its Affiliates to terminate or modify such customer's or supplier's relationship with the Company or any of its Affiliates.

         (d) Severability. In the event a judicial or arbitral determination is made that any provision of this Section 7.6 constitutes an unreasonable or otherwise unenforceable restriction against the Company or the Seller, the provisions of this Section 7.6 shall be rendered void only to the extent that such judicial or arbitral determination finds such provisions to be unreasonable or otherwise unenforceable with respect to the Company or the Seller. In this regard, any judicial authority construing this Agreement shall be empowered to sever any portion of the Territory, any prohibited business activity or any time period from the coverage of this Section 7.6 and to apply the provisions of this Section 7.6 to the remaining portion of the Territory, the remaining business activities and the remaining time period not so severed by such judicial or arbitral authority. Moreover, notwithstanding the fact that any provision of this Section 7.6 is determined not to be specifically enforceable, the Purchaser shall nevertheless be entitled to recover monetary damages as a result of the breach of such provision by the Company or the Seller. The time period during which the prohibitions set forth in this Section 7.6shall apply shall be tolled and suspended for a period equal to the aggregate time during which the Company or the Seller violates such prohibitions in any respect.

         (e) Injunctive Relief. Any remedy at law for any breach of the provisions contained in this Section 7.6 shall be inadequate and the Purchaser shall be entitled to injunctive relief in addition to any other remedy the Purchaser might have hereunder.

                  Section 7.7 Release. In consideration for entering into this Agreement, the Company, the Purchaser, the Seller and the individual signatories appended to this Agreement who agree to be bound by this
         Section 7.7 of Article VIII (the "Releasor(s)"), on the date hereof, knowingly, voluntarily and unconditionally release, forever discharge, and covenant not to sue the individuals and entities listed on Schedule
         7.7 (the "Releasees") from or for any and all claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs and expenses (including attorneys' fees) of every kind or nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, that such Releasor has or may have, now or in the future to the end of the world, arising out of, relating to, or resulting from any act or omission, error, negligence, breach of contract, tort, violation of law, discrimination, matter or cause whatsoever from the beginning of time or in the future to the end of the world; provided, however, that the foregoing release shall not apply to any claims arising out of this Agreement. Each party hereto agrees that notwithstanding anything else in this Agreement, the provisions of this Section 7.7 shall survive Termination of this Agreement.

                  Section 7.8 Certain Agreements. Effective on the Closing Date, the Company and the Seller agree to terminate: (i) the Administrative Services Agreement dated Janaury 6, 2006, (ii) the Investor Registration Rights Agreement dated January 6, 2006 and (iii) the Security Agreement dated January 6, 2006.


                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

                  Section 8.1 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by the Purchaser) at or prior to the Closing of each of the following additional conditions:

         (a) Injunction. There shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued or Law passed by a Governmental Entity of competent jurisdiction to the effect that the transactions contemplated hereby may not be consummated as provided herein, no proceeding or lawsuit shall have been commenced by any Governmental Entity for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any Governmental Entity indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated hereby, in each case where the Closing would (or would be reasonably likely to) result in a material fine or penalty payable by the Purchaser or the Company or a material restriction on the operation of the Business as a result of such matter.

         (b) Consents. All Required Consents shall have been obtained or made on terms and conditions reasonably satisfactory to the Purchaser.

         (c) Representations and Warranties. Each of the representations and warranties of the Company and the Seller set forth in Article IV and Article V shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties that by their terms are qualified by materiality shall be true and correct in all respects.

         (d) Performance of Obligations of the Company and the Seller. The Company and the Seller shall have performed in all material respects all covenants and agreements required to be performed by each of them hereunder at or prior to the Closing.

         (e) No Material Adverse Effect. Between the date hereof and the Closing Date, there shall not have occurred (nor shall the Purchaser have become aware of) any Material Adverse Effect or any development reasonably likely to result in a Material Adverse Effect.

                  Section 8.2 Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by the Seller) at or prior to the Closing of each of the following additional conditions:

         (a) Injunction. There shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Entity of competent jurisdiction to the effect that the Acquisition may not be consummated as provided herein, no proceeding or lawsuit shall have been commenced by any Governmental Entity for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any Governmental Entity indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated hereby, in each case where the Closing would (or would be reasonably likely to) result in a material fine or penalty payable by the Seller or a material restriction on the Company's operations as a result of such matter.

         (b) Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity required in connection with the execution, delivery or performance hereof shall have been obtained or made on terms and conditions reasonably satisfactory to the Seller.

         (c) Representations and Warranties. Each of the representations and warranties of the Purchaser set forth in Article VI shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties that by their terms are qualified by materiality shall be true and correct in all respects.

         (d) Performance of Obligations by the Purchaser. The Purchaser shall have performed all covenants and agreements required to be performed by it hereunder on or prior to the Closing Date.

         (e) Ancillary Documents. The Purchaser shall have delivered, or caused to be delivered, to the Seller and the Company the documents listed in Section 9.3.


                                   ARTICLE IX
                                     CLOSING

                  Section 9.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the Closing shall occur on five (5) days notice by the Purchaser to the Seller, or such other date as the Parties may agree. The Closing shall take place at the offices of Snow Becker Krauss P.C., 605 Third Avenue, New York, NY 10158, or at such other place as the Parties may agree.

                  Section 9.2 Company and Seller Closing Deliveries. At the Closing, the Company and the Seller, as applicable, shall deliver to the Purchaser the following:

         (a) a certificate executed by the Seller as to compliance with the conditions set forth in Section 8.1(b), (c), and (d) hereof;

         (b) certificates representing the Securities, duly endorsed in blank or accompanied by duly executed stock powers or other assignment documents;

         (c) a certificate by the Secretary or any Assistant Secretary of the Company, dated the Closing Date, as to (1) the good standing of the Company in its jurisdiction of incorporation and in each other jurisdiction where it is qualified to do business, (2) no amendments to the Company's charter documents and (3) the effectiveness of the resolutions of the board of directors of the Company and the Seller authorizing the execution, delivery and performance hereof by the Company passed in connection herewith and the transactions contemplated hereby; and

         (d) all other documents required to be entered into by the Company and the Seller pursuant hereto or reasonably requested by the Purchaser to convey the Securities to the Purchaser or to otherwise consummate the transactions contemplated hereby.

                  Section 9.3 Purchaser Closing Deliveries. On the Closing, the Purchaser shall have delivered, or caused to be delivered, to the Seller the following:

         (a) the Purchase Price to be paid at Closing in accordance with such
Section 3.1;

         (b) a certificate of an authorized officer as to compliance with the conditions set forth in Section 8.2(c) and (d);

         (c) all other documents required to be entered into or delivered by the Purchaser at or prior to the Closing pursuant hereto or reasonably requested by the Company to convey the Securities to the Purchaser or to otherwise consummate the transactions contemplated hereby.


                                    ARTICLE X
                                   TERMINATION

                  Section 10.1  Termination.  This Agreement may be terminated:

         (a) in writing by mutual consent of the Purchaser and the Seller;

         (b) by written notice from the Seller to the Purchaser, in the event the Purchaser (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it at or prior to the Closing or
(ii) materially breaches any of its representations and warranties contained herein, which failure or breach is not cured within ten (10) days following the Seller having notified the Purchaser of its intent to terminate this Agreement pursuant to this Section 10.1(b);

         (c) by written notice from the Purchaser to the Seller, in the event the Company or the Seller (i) fails to perform in any material respect any of their agreements contained herein required to be performed by it at or prior to the Closing or (ii) materially breaches any of their representations and warranties contained herein, which failure or breach is not cured within ten
(10) days following the Purchaser having notified the Seller of its intent to terminate this Agreement pursuant to this Section 10.1(c);

         (d) by written notice by the Seller to the Purchaser or the Purchaser to the Seller, as the case may be, in the event the Closing has not occurred on or prior to October 31, 2006, unless extended by the Parties in writing (the "Expiration Date") for any reason other than delay or nonperformance of the Party seeking such termination.

                  Section 10.2 Limited Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1 of Article X, the "Series A Preferred Shareholders", as listed on Schedule 10.2 herein and described in the Shareholders Agreement dated as of January 6, 2006 by and among the Company, the Seller and the holders of the Series A Preferred Shareholders, shall be deemed to have consented to the consummation of a "Spin-Off Transaction" at the behest of the Seller and waive the other conditions precedent required for a Spin-Off Transaction to be consumated. Additionally, should the Closing not have occurred by October

         31, 2006, then the persons specified in Schedule 10.2 herewith hereby deliver to the Seller a Spin-Off Instruction, pursuant to Article III.C.5.(a) as set forth in the Company's Certificate of Incorporation, that the Company, at its sole discretion, shall use its commercially reasonable efforts to file and cause to become effective a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), so as to permit the Seller to consummate a Spin-Off Transaction as contemplated by and defined in a Shareholders' Agreement. Each party hereto agrees that notwithstanding anything else in this Agreement, the provisions of this Section 10.2 shall survive Termination of this Agreement.

                  Section 10.3 Specific Performance and Other Remedies. Each Party hereby acknowledges that the rights of each Party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, in the event that any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at law. In the event that any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, the non-breaching Party or Parties may, subject to the terms hereof and in addition to any remedy at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

                  Section 11.1 Notices. All notices, communications and deliveries required or made hereunder must be made in writing signed by or on behalf of the Party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be delivered personally or by telecopy transmission or by a national overnight courier service or by registered or certified mail (return receipt requested) (with postage and other fees prepaid) as follows:

         To the Purchaser:      Thomas Pharmaceutical Acquisition Corp.
                                c/o  Snow Becker Krauss P.C.
                                605 Third Avenue
                                New York, NY  10158
                                Attn:   Jack Becker and Charles Snow
                                Facsimile No.:   212-949-7052

         To the Company         Thomas Pharmaceuticals, Inc.
                                c/o Snow Becker Krauss P.C.
                                605 Third Avenue
                                New York, NY  10158
                                Attn:   Jack Becker and Charles Snow
                                Facsimile No.:   212-949-7052

         To the Seller          iVoice, Inc.
                                750 Route 34
                                Matawan, NJ  07747
                                Attn:  Jerome Mahoney
                                Facsimile No.:   732-441-9895

         with a copy to:        Meritz & Muenz LLP
                                2021 O Street, NW
                                Washington, D.C.  20036
                                Attn: Lawrence A. Muenz, Esq.
                                Facsimile No.: 202-728-2910

or to such other representative or at such other address of a party as such party may furnish to the other parties in writing. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery, if delivered in person, (b) upon transmission by facsimile if receipt is confirmed by telephone, (c) upon receipt by the addressee by delivery via a national overnight courier service or (d) on the fifth (5th) Business Day following it being mailed by registered or certified mail.

                  Section 11.2 Schedules and Exhibits. The Schedules and Exhibits are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

                  Section 11.3 Assignment; Successors in Interest. No assignment or transfer by any Party of such Party's rights and obligations hereunder shall be made except with the prior written consent of the other Parties; provided that the Purchaser shall, without the obligation to obtain the prior written consent of any other Party, be entitled to assign this Agreement or all or any part of its rights or obligations hereunder to one or more Affiliates of the Purchaser. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, and any reference to a Party shall also be a reference to the successors and permitted assigns thereof.

                  Section 11.4 Captions. The titles, captions and table of contents contained herein are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

                  Section 11.5 Controlling Law. This Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York without reference to its choice of law rules.

                  Section 11.6 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, each Party hereby waives any provision of law that renders any such provision prohibited or unenforceable in any respect.

                  Section 11.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

                  Section 11.8 Enforcement of Certain Rights. Nothing expressed or implied herein is intended, or shall be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any right, remedy, obligation or liability under or by reason of this Agreement, or result in such Person being deemed a third-party beneficiary hereof.

                  Section 11.9 Waiver; Amendment. Any agreement on the part of a Party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such Party. A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any Party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified or supplemented except by written agreement of the Parties.

                  Section 11.10 Integration. This Agreement and the documents executed pursuant hereto supersede all negotiations, agreements and understandings among the Parties with respect to the subject matter hereof and constitute the entire agreement among the Parties with respect thereto.

                  Section 11.11 Interpretation. Where the context requires, the use of a pronoun of one gender or the neuter is to be deemed to include a pronoun of the appropriate gender. References herein to any Law shall be deemed to refer to such Law, as amended from time to time, and all rules and regulations promulgated thereunder.

                  Section 11.12 Cooperation Following the Closing. Following the Closing, each Party shall deliver to the other Parties such further information and documents and shall execute and deliver to the other Parties such further instruments and agreements as any other Party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other Party the benefits hereof.

                  Section 11.13 Transaction Costs. Except as provided above or as otherwise expressly provided herein, the Parties shall pay their own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, cost and expenses of its financial advisors, accountants and counsel.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the date first above written.



                                THOMAS PHARMACEUTICAL ACQUISITION CORP.

                                By:
                                    --------------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------



                                THOMAS PHARMACEUTICALS, LTD.

                                By:
                                    --------------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------



                                IVOICE, INC.


                                By:
                                    --------------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

The signatuory persons below, constituting all of the Series A Preferred Stock shareholders of Thomas Pharmaceuticals, Ltd. agree to the terms set forth in
Article VII Section 7.7 and Article X Section 10.2 thereof:



------------------------------
Farris M. Thomas, Jr.



------------------------------
John E. Lucas



------------------------------
Richard C. Brogle



------------------------------
Nina Schwalbe



------------------------------
John H. Kirkwood



------------------------------
Maureen Gillespie

                                 SCHEDULE 5.1(A)



State of New Jersey
State of New York

                                  SCHEDULE 5.3

                           THOMAS PHARMACEUTICALS, LTD
                                  BALANCE SHEET
                               AS OF JUNE 30, 2006

                                  June 30, 2006

     ASSETS
        Current Assets
           Checking/Savings
             Checking                                            306,679.53
           Total Checking/Savings                                306,679.53

           Accounts Receivable
             Accounts Receivable                                  49,803.96
             Bad debt provision                                  -49,803.96
           Total Accounts Receivable                                   0.00

           Other Current Assets
             Inventory
                Final Assemblies                                   1,832.27
                Inbound Freight & Shipping                        11,748.94
                POP Display - 12 counter                           4,866.73
                POP Display - 12 gravity                           2,853.81
                POP Display - 48 counter                           3,749.32
                POP Display - 6 Pack Rite Aid                      2,671.76
                Shipping Boxes - 12 count                            716.19
                Shipping Boxes - 48 count                            902.84
                Shrinkbands                                        1,080.93
                Tablets - raw                                     29,502.12
                Tins - raw                                        44,408.52
             Total Inventory                                     104,333.43

             Prepaid Expenses
                Admin Fees - iVoice                               74,999.98
                Prepaid Expenses - Other                          42,768.70
             Total Prepaid Expenses                              117,768.68

           Total Other Current Assets                            222,102.11

        Total Current Assets                                     528,781.64

        Fixed Assets
           Equipment                                             120,808.21
           Equipment - A/D                                        -6,322.06
        Total Fixed Assets                                       114,486.15

        Other Assets
           Intangible-Customer List                               93,533.13
           Security Deposits                                       1,975.46
           Trademarks                                              7,613.00
        Total Other Assets                                       103,121.59

     TOTAL ASSETS                                                746,389.38

     LIABILITIES & EQUITY
        Liabilities
           Current Liabilities
             Accounts Payable
                Accounts Payable                                  88,044.85
             Total Accounts Payable                               88,044.85

             Other Current Liabilities
                Accrued Expenses                                  24,325.97
                Convertible Debenture iVoice                     711,261.03
                Notes Payable - Wesley                            20,000.00
                Payroll Liabilities                                   18.20
             Total Other Current Liabilities                     755,605.20

           Total Current Liabilities                             843,650.05

        Total Liabilities                                        843,650.05

        Equity
           Capital Stock
             Class A Common                                      227,158.12
             Series A Convertible Preferred                        5,000.00
             Series B Convertible Preferred                      550,000.00
           Total Capital Stock                                   782,158.12

           Dividend Expense                                      -19,438.35
           Retained Earnings                                    -227,058.12
           Net Income                                           -632,922.32
        Total Equity                                             -97,260.67

     TOTAL LIABILITIES & EQUITY                                  746,389.38

                                  SCHEDULE 7.7



iVoice, Inc.
Thomas Pharmaceuticals, Ltd.
Thomas Pharmaceutical Acquisition Corp.
Meritz & Muenz LLP
Jerome Mahoney
Frank Esser
Mark Meller
James Conway, Jr.
Lawrence A. Muenz
Farris M. Thomas, Jr.
John E. Lucas
Richard C. Brogle
Nina Schwalbe
John H. Kirkwood
Maureen Gillespie

                                  SCHEDULE 10.2



Farris M. Thomas, Jr.
John E. Lucas
Richard C. Brogle
Nina Schwalbe
John H. Kirkwood
Maureen Gillespie